EXHIBIT 99.1

Tivity Health Announces Definitive Agreement to Be Acquired by Stone Point Capital for $32.50 Per Share in Cash

Total Transaction Value of $2.0 Billion

NASHVILLE, Tenn. April 5, 2022 – Tivity Health® (Nasdaq: TVTY), a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness and WholeHealth Living®, today announced that it has entered into a definitive agreement to be acquired by funds managed by Stone Point Capital. Under the terms of the agreement, Tivity Health stockholders will receive $32.50 in cash per share, representing a total transaction value of $2.0 billion. Upon completion of the transaction, Tivity Health will become a privately held company, and its common stock will no longer be traded on Nasdaq.

Anthony Sanfilippo, Chairman of the Board of Directors of Tivity Health, said, “This agreement with Stone Point creates immediate and substantial value for shareholders while ensuring the company continues to help SilverSneakers’ members live healthier, happier and more connected lives as a leading senior fitness and health improvement platform. This transaction is the culmination of an extensive review of strategic alternatives that the Board initiated after receiving an unsolicited proposal from Stone Point. As part of that review, the Board engaged with numerous potential acquirers with the assistance of outside advisors. The Board unanimously agreed that the transaction with Stone Point is the best opportunity for maximizing the value of Tivity Health. I am proud of what this company has accomplished for all stakeholders, in navigating the pandemic, streamlining and focusing the business, and executing on its strategy. Because of our team’s incredible work and dedication, over the past twelve months, Tivity Health stock has delivered a return of approximately 40%, and since February 28, 2020, has delivered a 155% return.”

Richard Ashworth, President and Chief Executive Officer of Tivity Health commented, “Stone Point recognizes the value of our brands, our well-known senior fitness and health improvement platform, and our world-class team. In the past two years, we have strengthened the business and look forward to working with Stone Point as we continue to innovate and expand on the healthy, life-changing solutions we provide to members, clients and partners.”

Chuck Davis, CEO of Stone Point, said, “We have followed Tivity Health’s success for many years and have admired the positive impact it has had on the health and well-being of seniors who participate in its programs. We believe that the company is well positioned to leverage its market leading SilverSneakers® brand to capitalize on attractive secular tailwinds. We look forward to working with the company to broaden its service offerings to seniors to assist them in leading healthier lives. Stone Point is thrilled to partner with the Tivity Health management team to support the company in its next phase of growth.”

Transaction Details

The $32.50 in cash per share to be received by Tivity Health stockholders represents a 20% premium to the 90-day volume-weighted average price (VWAP) ending April 4, 2022. Fully committed debt financing has been obtained and the transaction is not subject to a financing condition. The transaction is expected to close in or prior to the third quarter of 2022, subject to the receipt of shareholder approval, regulatory approval and other customary closing conditions. Following completion of the transaction, Tivity Health will become a privately held company.

Richard Ashworth will remain President and Chief Executive Officer of Tivity Health, upon closing of the transaction, and the Company will maintain its headquarters in Franklin, Tennessee and its campus location in Chandler, Arizona.

Advisors

Lazard is acting as the exclusive financial advisor to Tivity Health and Bass Berry & Sims PLC is serving as legal counsel to the Company. Truist Securities is acting as exclusive financial advisor to Stone Point and Kirkland & Ellis is serving as legal advisor to Stone Point.

Quarterly Results Announcement

Tivity Health noted that, with the proposed transaction, it will not host a conference call to discuss financial results for the first quarter of 2022. The Company expects to issue its earnings release and file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 on or about May 5, 2022.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness and WholeHealth Living®. We help adults improve their health and support them on life’s journey by providing access to in-person and virtual physical activity, social, and mental enrichment programs, as well as a full suite of physical medicine and integrative health services. We continue to enhance the way we direct members along their journey to better health by delivering an insights-driven, personalized, interactive experience. Our suite of services support health plans nationwide as they seek to reduce costs and improve health outcomes. At Tivity Health, we deliver the resources members need to live healthier, happier, more connected lives. Learn more at www.tivityhealth.com.

About Stone Point Capital

Stone Point is an investment firm based in Greenwich, CT, with over $40 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in a number of alternative asset classes, including private equity through its flagship Trident Funds. Stone Point also manages both liquid and private credit funds and managed accounts. In addition, Stone Point Capital Markets supports our firm, portfolio companies and other clients by providing dedicated financing solutions. For more information, please visit www.stonepoint.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed acquisition of the company (the “Merger”) may not be completed in a timely manner or at all, which may adversely affect the company’s business and the price of the company common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the company’s current plans and operations; (vi) the company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the ability of Stone Point to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against Stone Point, the company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiv) other risks described in the company’s filings with the Securities and Exchange Commission (“SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the company’s Annual Report on Form 10-K filed with the SEC on February 25, 2022 and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the Merger, the company intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of the company. Stockholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on the company’s website, www.tivityhealth.com, under the heading “Investors.”

Participants in the Solicitation

The company and certain of its respective directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the company’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Tivity Health Contacts

Investors:

Matt Milanovich

matt.milanovich@tivityhealth.com

Media:

Jill Meyer

Jill.meyer@tivityhealth.com

Andrew Cole/Emily Claffey/Bridget Nagle/Liz James

TivityHealth-SVC@SARDVERB.com

Stone Point Capital Contacts

Anne Gilliland

agilliland@stonepoint.com